Exhibit 99.1
Contact:
Laurie W. Little
Valeant Pharmaceuticals
949-461-6002
laurie.little@valeant.com
VALEANT PHARMACEUTICALS REPORTS
2010 SECOND QUARTER FINANCIAL RESULTS
•	Revenue increased 33% to $255.6 million; Product Sales increased 32%

•	Each business segment grew over 20% from previous year

•	GAAP EPS flat at $0.39; Adjusted Non-GAAP (Cash) EPS increased 33% to $0.69

•	GAAP Cash Flow from Operations was $60 million; Adjusted Non-GAAP Cash Flow from Operations $62 million

•	2010 Guidance increased to $2.80 - $3.05 Adjusted Non-GAAP (Cash) EPS
     ALISO VIEJO, Calif., August 2, 2010 — Valeant Pharmaceuticals International (NYSE: VRX) today announced second quarter financial results for 2010.
     “The team at Valeant accomplished a great deal this quarter, both operationally and strategically,” stated J. Michael Pearson, chairman and chief executive officer. “We completed five acquisitions in the quarter and grew our top and bottom line over 30% over 2009. We also embarked upon an exciting new strategic opportunity with our announcement of the proposed merger between Biovail and Valeant, which we hope to complete before the end of the year. These activities continue the transformation of Valeant into a diversified, specialty pharmaceutical company focused on growth and cash flow generation.”
Revenues
     Total revenue was $255.6 million in the second quarter of 2010 as compared to $191.7 million in the second quarter of 2009, an increase of 33%.
     Product sales in the Specialty Pharmaceuticals segment were $126.9 million in the second quarter of 2010, as compared to $96.6 million in the second quarter of 2009, an increase of 31%. At constant exchange rates, Specialty Pharmaceuticals product sales increased 27%. Within the Specialty Pharmaceuticals segment, alliance and service revenue was $30.1 million in the second quarter of 2010 as compared to $12.2 million in the year-ago quarter, which included an $11.2 million profit share related to the 1% clindamycin and 5% benzoyl peroxide product (IDP-111) that was launched by Mylan in August 2009.

     Product sales in Branded Generics — Latin America were $51.8 million in the second quarter of 2010 as compared to $36.2 million in the same period in 2009, an increase of 43%. At constant exchange rates, product sales in Latin America increased 33%.
     Product sales in Branded Generics — Europe were $40.8 million in the second quarter of 2010 as compared to $34.0 million in the same period in 2009, an increase of 20%. At constant exchange rates, product sales in Europe increased 17%.
     Ribavirin royalties were $6.0 million in the second quarter of 2010 as compared to $12.6 million in the second quarter of 2009, a decrease of 53%. This expected decrease is primarily attributable to the expiration of royalty terms in most European countries.
Organic Growth
     Organic growth for total product sales in the second quarter of 2010 was 6% as compared to the second quarter of 2009. This included the Specialty Pharmaceutical organic growth rate of 7%; Branded Generics — Latin America organic growth rate of 1% and Branded Generics — Europe organic growth rate of 9%. Organic growth for the first six months of 2010 was 9% as compared to the first six months of 2009. This included the Specialty Pharmaceutical organic growth rate of 15%; Branded Generics — Latin America organic growth rate of 2% and Branded Generics — Europe organic growth rate of 0%.
Income and Cash Flow
     Income from continuing operations was $32.2 million for the second quarter of 2010, or $0.39 per diluted share, as compared to $33.0 million, or $0.39 per diluted share, for the second quarter of 2009. On an adjusted non-GAAP (Cash) EPS basis, adjusted income from continuing operations was $57.1 million, or $0.69 per diluted share, in the second quarter of 2010 as compared to adjusted income from continuing operations of $43.2 million, or $0.52 per diluted share, in the second quarter of 2009, an increase of 33%.
     GAAP cash flow from operations, which includes acquisition transaction fees, for the second quarter of 2010 was $59.9 million as compared to $44.5 million for the second quarter of 2009. Adjusted non-GAAP cash flow from operations for the second quarter of 2010 was $61.7 million as compared to $55.0 million for the second quarter of 2009.
Merger With Biovail Corporation
     On June 20, 2010, Valeant and Biovail entered into a definitive merger agreement providing for a business combination whereby Valeant will merge with a wholly owned subsidiary of Biovail and the name of the combined company will be changed to Valeant Pharmaceuticals International, Inc. Valeant and Biovail currently expect to complete the merger before the end of 2010, subject to the receipt of required shareholder and regulatory approvals and the satisfaction or waiver of the financing and other conditions to the merger described in the merger agreement. On July 22, 2010, the Federal Trade Commission granted early termination of

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the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the proposed merger.
2010 Guidance
     The company is updating its previous adjusted non-GAAP (Cash) EPS target and is now targeting adjusted non-GAAP (cash) EPS between $2.80 - $3.05 in 2010, up from prior guidance of $2.65 to $2.90. This guidance does not assume the completion of any business-development transactions not completed as of August 2, 2010 and excludes the potential effect of certain costs incurred and expected to be incurred in connection with the pending Biovail merger.
Conference Call and Webcast Information
     Valeant will host a conference call and a live Internet webcast along with a slide presentation today at 10:00 a.m. EDT (7:00 a.m. PDT) to discuss its second quarter financial results for 2010. The dial-in number to participate on this call is (877) 295-5743, confirmation code 87267374. International callers should dial (973) 200-3961, confirmation code 87267374. A replay will be available approximately two hours following the conclusion of the conference call through August 9, 2010 and can be accessed by dialing (800) 642-1687, or (706) 645-9291, confirmation code 87267374. The live webcast of the conference call may be accessed through the investor relations section of Valeant’s corporate Web site at www.valeant.com.
About Valeant
     Valeant Pharmaceuticals International (NYSE:VRX) is a multinational specialty pharmaceutical company that develops and markets a broad range of pharmaceutical products primarily in the areas of neurology and dermatology. More information about Valeant can be found at www.valeant.com.
Forward-looking Statements
     This press release may contain forward-looking statements, including, but not limited to, statements regarding our performance and growth in 2010 and guidance with respect to expected adjusted non-GAAP (cash) earnings per share, the transformation of Valeant, and the expected timing and consummation of the proposed merger with Biovail. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the company’s most recent annual or quarterly report filed with the Securities and Exchange Commission (“SEC”) and risks and uncertainties relating to the proposed merger, as detailed

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from time to time in Valeant’s and Biovail’s filings with the SEC and, in Biovail’s case, the Canadian Securities Administrators (“CSA”), which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.
Non-GAAP Information
     To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures can be found in the tables below. The company has provided guidance with respect to adjusted non-GAAP (cash) earnings per share, which is a non-GAAP financial measure that represents earnings per share, excluding special charges and credits, restructuring and acquisition-related costs, amortization expense, ASC 470-20 (FSP APB 14-1) interest, gain on early extinguishment of debt and the non-GAAP tax effect of such charges. The company has not provided a reconciliation of this forward-looking non-GAAP financial measure due to the difficulty in forecasting and quantifying the exact amount of the items excluded from the non-GAAP financial measure that will be included in the comparable GAAP financial measure.
Note on Guidance
     The guidance contained in this press release is only effective as of the date given, August 3, 2010, and will not be updated or confirmed until the Company publicly announces updated or affirmed guidance.
Financial Tables, including a reconciliation of GAAP to non-GAAP financial measures, follow.
Additional Information
     In connection with the proposed merger, Biovail has filed with the SEC a Registration Statement on Form S-4 that includes a preliminary joint proxy statement of Valeant and Biovail that also constitutes a prospectus of Biovail. Valeant and Biovail will mail the definitive joint proxy statement/prospectus to their respective shareholders. INVESTORS ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND THE DEFINITIVE VERSION THEREOF WHEN IT BECOMES AVAILABLE BECAUSE THEY

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WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain the preliminary joint proxy statement/prospectus and the definitive version thereof when it becomes available, as well as other filings containing information about Valeant and Biovail, free of charge, at the website maintained by the SEC at www.sec.gov and, in Biovail’s case, on SEDAR at www.sedar.com. Investors may also obtain these documents, free of charge, from Valeant’s website (www.valeant.com) under the tab “Investor Relations” and then under the heading “SEC Filings,” or by directing a request to Valeant, One Enterprise, Aliso Viejo, California, 92656, Attention: Corporate Secretary. Investors may also obtain these documents, free of charge, from Biovail’s website (www.biovail.com) under the tab “Investor Relations” and then under the heading “Regulatory Filings” and then under the item “Current SEC Filings,” or by directing a request to Biovail, 7150 Mississauga Road, Mississauga, Ontario, Canada, L5N 8M5, Attention: Corporate Secretary.
     The respective directors and executive officers of Valeant and Biovail and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Valeant’s directors and executive officers is available in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which was filed with the SEC on February 24, 2010, and in its definitive proxy statement filed with the SEC by Valeant on March 25, 2010. Information regarding Biovail’s directors and executive officers is available in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which was filed with the SEC on February 26, 2010, and in its definitive proxy statement filed with the SEC and CSA by Biovail on April 21, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary joint proxy statement/prospectus filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC and the CSA when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
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Valeant Pharmaceuticals International	Table 1
Statement of Income
For the Three and Six Months Ended June 30, 2010 and 2009

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In thousands, except per share data)	2010	2009	%Change	2010	2009	% Change
Product sales	$219,458	$166,865	32%	$423,965	$319,698	33%
Service revenue	4,396	5,606	-22%	9,356	12,344	-24%
Alliance revenue	31,720	19,227	65%	54,244	37,579	44%

Total revenues	255,574	191,698	33%	487,565	369,621	32%

Cost of goods sold	60,638	42,750	42%	114,841	82,447	39%
Cost of services	3,279	5,337	-39%	6,445	9,663	-33%
Selling, general and administrative (“SG&A”)	73,485	61,626	19%	144,026	125,842	14%
Research and development costs, net	11,951	9,146	31%	22,353	17,880	25%
Special charges and credits	1,012	1,974		1,550	1,974
Restructuring and acquisition-related costs	10,706	2,603		11,730	3,814
Amortization expense	22,335	17,105	31%	41,665	34,109	22%

	183,406	140,541	30%	342,610	275,729	24%

Income from operations	72,168	51,157		144,955	93,892

Interest expense, net	(20,171)	(7,825)		(32,802)	(14,004)
Gain on early extinguishment of debt	—	2,777		—	7,376
Other income (expense), net including translation and exchange	(1,413)	(647)		(1,938)	564

Income from continuing operations before income taxes	50,584	45,462		110,215	87,828

Provision for income taxes	18,348	12,427		42,378	23,996

Income from continuing operations	32,236	33,035		67,837	63,832

Income (loss) from discontinued operations, net	17	(175)		432	223

Net income	$32,253	$32,860		$68,269	$64,055

Earnings per share:

Basic:
Income from continuing operations	$0.42	$0.40		$0.87	$0.77
Discontinued operations	—	—		0.01	—

Basic earnings per share	$0.42	$0.40		$0.88	$0.77

Shares used in per share computation	77,136	82,794		77,797	82,733

Diluted:
Income from continuing operations	$0.39	$0.39		$0.82	$0.76
Discontinued operations	—	—		0.01	0.01

Diluted earnings per share	$0.39	$0.39		$0.83	$0.77

Shares used in per share computation	82,638	83,673		82,355	83,566

Table 2
Valeant Pharmaceuticals International
Reconciliation of GAAP EPS to Adjusted Non-GAAP (Cash) EPS
For the Three and Six Months Ended June 30, 2010 and 2009

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2010	2009	2010	2009
Income from continuing operations	$32,236	$33,035	$67,837	$63,832

Non-GAAP adjustments (a)(b):
Inventory step-up (c)	2,500	—	2,500	—
Special charges and credits	1,012	1,974	1,550	1,974
Restructuring and acquisition-related costs (d)	10,706	2,603	11,730	3,814
Amortization expense	22,335	17,105	41,665	34,109

	36,553	21,682	57,445	39,897
ASC 470-20 (FSP APB 14-1) interest	2,037	2,695	4,034	6,174
Gain on early extinguishment of debt	—	(2,778)	—	(7,376)
Tax	(13,755)	(11,388)	(19,432)	(21,225)

Total adjustments	24,835	10,211	42,047	17,470

Adjusted income from continuing operations	$57,071	$43,246	$109,884	$81,302

GAAP earnings per share — diluted	$0.39	$0.39	$0.82	$0.76

Adjusted Non-GAAP (Cash) earnings per share — diluted	$0.69	$0.52	$1.33	$0.97

Shares used in diluted per share calculation — GAAP earnings per share	82,638	83,673	82,355	83,566

Shares used in diluted per share calculation — Adjusted Non-GAAP (Cash) earnings per share	82,638	83,673	82,355	83,566

(a)	To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, special charges and credits, restructuring and acquisition-related costs, amortization expense, ASC 470-20 (FSP APB 14-1) interest, gain on early extinguishment of debt and the non-GAAP tax effect of such charges. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

(b)	This table includes Adjusted Non-GAAP (Cash) Earnings Per Share, which is a non-GAAP financial measure that represents earnings per share, excluding amortization of inventory step-up, special charges and credits, restructuring and acquisition-related costs, amortization expense, ASC 470-20 (FSP APB 14-1) interest, gain on early extinguishment of debt and the non-GAAP tax effect of such charges.

(c)	ASC 805, accounting for business combinations requires an inventory fair value step-up. The impact of the amortization of this step-up is included in cost of goods sold. For the three and six months ended June 30, 2010 the impact is $0.6 million for Instituto Terapeutico Delta, $0.8 million for another acquired company in Brazil and $1.1 million for our acquisition of Aton Pharma, Inc.

(d)	Restructuring and acquisition-related costs for the three and six months ended June 30, 2010 include $4.8 million of expenses related to the merger with Biovail, $3.2 million related to the acquisition and integration of Aton Pharma, Inc. in the U.S., $0.2 million related to the acquisition and integration of Dr. Renaud and Vital Sciences in Canada, as well as $1.8 million and $2.2 million related to the acquisition and integration of Instituto Terapeutico Delta and another acquired company in Brazil, $0.6 million and $0.8 million related to the acquisition and integration of PFI in Australia, and $0.1 million and $0.4 million related to the acquisition and integration of Tecnofarma S.A. de C.V. in Mexico. Restructuring charges in the six months ended June 30, 2010 were $0.2 million.

Table 3
Valeant Pharmaceuticals International
Statement of Revenue — by Segment
For the Three and Six Months Ended June 30, 2010 and 2009
(In thousands)

	Three Months Ended
	June 30,
									Q2 2010
								2010	growth at
					2010		2010	excluding	constant
				2010	excluding		acquisition	currency &	currency, net
			%	currency	currency	%	impact at	acquisition	of
Revenue(a)(b)	2010	2009	Change	impact	impact	Change	2009 rates	impact	acquisitions
Specialty pharmaceuticals
U.S.
Dermatology	$35,694	$29,486	21%	$(17)	$35,677	21%	$(3,668)	$32,009	9%
Neurology & Other	54,727	41,842	31%	—	54,727	31%	(7,822)	46,905	12%

Total U.S.	90,421	71,328	27%	(17)	90,404	27%	(11,490)	78,914	11%
Canada	22,817	15,831	44%	(2,674)	20,143	27%	(3,543)	16,600	5%
Australia	13,663	9,475	44%	(1,936)	11,727	24%	(3,936)	7,791	-18%

Specialty pharmaceuticals product sales	126,901	96,634	31%	(4,627)	122,274	27%	(18,969)	103,305	7%
Services and alliance revenue	30,143	12,196	NM	13	30,156	NM	—	30,156	NM

Total specialty pharmaceuticals revenue	157,044	108,830	44%	(4,614)	152,430	40%	(18,969)	133,461	23%

Branded generics — Latin America product sales	51,772	36,199	43%	(3,464)	48,308	33%	(11,837)	36,471	1%

Branded generics — Europe product sales	40,785	34,032	20%	(979)	39,806	17%	(2,713)	37,093	9%

Alliances (ribavirin royalties only)	5,973	12,637	-53%	—	5,973	-53%	—	5,973	NM

Total revenue	$255,574	$191,698	33%	$(9,057)	$246,517	29%	$(33,519)	$212,998	11%

Total product sales included above	$219,458	$166,865	32%	$(9,070)	$210,388	26%	$(33,519)	$176,869	6%

	Six Months Ended
	June 30,
									Jun Ytd 2010
								2010	growth at
					2010		2010	excluding	constant
				2010	excluding		acquisition	currency &	currency, net
			%	currency	currency	%	impact at	acquisition	of
Revenue(a)(b)	2010	2009	Change	impact	impact	Change	2009 rates	impact	acquisitions
Specialty pharmaceuticals
U.S.
Dermatology	$70,219	$60,454	16%	$(37)	$70,182	16%	$(4,634)	$65,548	8%
Neurology & Other	106,480	77,853	37%	—	106,480	37%	(7,822)	98,658	27%

Total U.S.	176,699	138,307	28%	(37)	176,662	28%	(12,456)	164,206	19%
Canada	44,640	30,319	47%	(6,219)	38,421	27%	(5,572)	32,849	8%
Australia	26,304	14,321	84%	(5,282)	21,022	47%	(8,408)	12,614	-12%

Specialty pharmaceuticals product sales	247,643	182,947	35%	(11,538)	236,105	29%	(26,436)	209,669	15%
Services and alliance revenue	52,666	24,101	NM	(113)	52,553	NM	—	52,553	NM

Total specialty pharmaceuticals revenue	300,309	207,048	45%	(11,651)	288,658	39%	(26,436)	262,222	27%

Branded generics — Latin America product sales	93,829	67,381	39%	(9,037)	84,792	26%	(15,976)	68,816	2%
Branded generics — Europe product sales	82,493	69,370	19%	(7,909)	74,584	8%	(4,983)	69,601	0%

Alliances (ribavirin royalties only)	10,934	25,822	-58%	—	10,934	-58%	—	10,934	NM

Total revenue	$487,565	$369,621	32%	$(28,597)	$458,968	24%	$(47,395)	$411,573	11%

Total product sales included above	$423,965	$319,698	33%	$(28,484)	$395,481	24%	$(47,395)	$348,086	9%

		Three Months Ended		Six Months Ended
		June 30,		June 30,
Alliance Revenue	Segment	2010	2009	2010	2009
Ribavirin royalty	Alliances	$5,973	$12,637	$10,934	$25,822
1% clindamycin and 5% benzoyl peroxide (IDP 111) profit share	Specialty	11,232	—	20,530	—
Other royalties	Specialty	4,160	3,790	7,585	5,639
License payments	Specialty	765	—	1,466	—
GSK collaboration	Specialty	9,590	2,800	13,729	6,118

Total alliance revenue		$31,720	$19,227	$54,244	$37,579

(a)	Note: Currency effect for constant currency sales is determined by comparing 2010 reported amounts adjusted to exclude currency impact, calculated using 2009 monthly average exchange rates, to the actual 2009 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.

(b)	See footnote (a) to Table 2.

Table 4
Valeant Pharmaceuticals International
Statement of Cost of Goods Sold and Non-GAAP Operating Income — by Segment
For the Three and Six Months Ended June 30, 2010 and 2009
(In thousands)
4.1 Cost of goods sold

	Three Months Ended				Six Months Ended
	June 30,				June 30,
		% of		% of		% of		% of
		product		product		product		product
	2010	sales	2009	sales	2010	sales	2009	sales
Specialty pharmaceuticals	$22,120	17%	$18,181	19%	$45,123	18%	$33,544	18%
Branded generics — Latin America	20,656	40%	9,598	27%	33,621	36%	17,496	26%
Branded generics — Europe	17,638	43%	14,984	44%	35,770	43%	31,401	45%

Corporate	224		(13)		327		6

	$60,638	28%	$42,750	26%	$114,841	27%	$82,447	26%

4.2 Non-GAAP operating income excluding currency impact (a)(b)

	Three Months Ended
	June 30,
				2010
			2010	excluding
		% of	currency	currency	% of		% of
	2010	revenue	impact	impact	revenue	2009	revenue
Specialty pharmaceuticals	$88,853	57%	$(1,516)	$87,337	56%	$49,842	46%
Branded generics — Latin America	15,097	29%	(844)	14,253	28%	14,628	40%
Branded generics — Europe	10,830	27%	(342)	10,488	26%	8,196	24%

	114,780	46%	(2,702)	112,078	45%	72,666	41%

Alliances & Corporate	(6,059)		—	(6,059)		174

	$108,721	43%	$(2,702)	$106,019	41%	$72,840	38%

	Six Months Ended
	June 30,
				2010
			2010	excluding
		% of	currency	currency	% of		% of
	2010	revenue	impact	impact	revenue	2009	revenue
Specialty pharmaceuticals	$167,520	56%	$(3,574)	$163,946	55%	$94,083	45%
Branded generics — Latin America	29,623	32%	(2,909)	26,714	28%	27,615	41%
Branded generics — Europe	22,530	27%	(2,481)	20,049	24%	17,294	25%

	219,673	46%	(8,964)	210,709	44%	138,992	40%

Alliances & Corporate	(17,273)		—	(17,273)		(5,203)

	$202,400	42%	$(8,964)	$193,436	40%	$133,789	36%

(a)	See footnote (a) to Table 2

(b)	Non-GAAP operating income of $108.7 million and $202.4 million for the three and six months ended June 30, 2010 excludes the following GAAP items from GAAP operating income of $72.2 million and $145.0 million: amortization of inventory step-up of $2.5 million and $2.5 million, special charges and credits of $1.0 million and $1.5 million, restructuring and acquisition-related costs of $10.7 million and $11.7 million and amortization expense of $22.3 million and $41.7 million respectively. Non-GAAP operating income of $72.8 million and $133.8 million for the three and six months ended June 30, 2009 excludes the following GAAP items from GAAP operating income of $51.2 million and $93.9 million: special charges and credits of $2.0 million and $2.0 million, restructuring and acquisition-related costs of $2.6 million and $3.8 million and amortization expense of $17.0 million and $34.1 million respectively.

Valeant Pharmaceuticals International	Table 5
Consolidated Balance Sheet and Other Data
(In thousands)
5.1 Cash

	As of	As of
	June 30,	December 31,
	2010	2009
Cash and cash equivalents	$75,383	$68,080
Marketable securities	—	13,785

Total cash and marketable securities	$75,383	$81,865

5.2 Summary of Cash Flow Statement

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Cash flow provided by (used in):

Operating activities, continuing operations (GAAP)	$59,881	$44,461	$128,071	$82,283
Effect of ASC 470-20 (FSP APB 14-1) (a)(b)	—	9,710	—	22,987
Acquisition transaction fees (a)(b)	1,814	866	2,774	866

Operating activities, continuing operations (Non-GAAP) (a)(b)	61,695	55,037	130,845	106,136
Operating activities, discontinued operations	30	(285)	(11)	(2,434)

Investing activities (GAAP) (c)	(448,972)	(151,028)	(461,200)	(187,594)
Acquisition transaction fees (a)(b)	(1,814)	(866)	(2,774)	(866)

Investing activities (Non-GAAP) (a)(b)(c)	(450,786)	(151,894)	(463,974)	(188,460)

Financing activities (GAAP)	319,108	305,512	341,155	261,775
Effect of ASC 470-20 (FSP APB 14-1) (a)(b)	—	(9,710)	—	(22,987)

Financing activities (Non-GAAP) (a)(b)	319,108	295,802	341,155	238,788

Effect of exchange rate changes on cash and cash equivalents	(1,967)	7,051	(712)	(7,992)

Net increase (decrease) in cash and cash equivalents (c)	(71,920)	205,711	7,303	146,038
Net increase (decrease) in marketable securities	(7,979)	101,429	(13,785)	88,166

Net increase (decrease) in cash and marketable securities (c)	$(79,899)	$307,140	$(6,482)	$234,204

(a)	See footnote (a) to Table 2.

(b)	Cash flow for the three and six months ended June 30, 2010 includes $1.3 million and $1.5 million for acquisition fees related to the purchase of Delta and another acquired company in Brazil, $0.2 million and $0.4 million for acquisition fees related to the purchase of Dr. Renaud and Vital Science in Canada, $0.2 million and $0.2 million for acquisition fees related to the purchase of Aton in the US, $0.1 million and $0.1 million for acquisition fees related to the merger with Biovail in Canada and $0.0 million and $0.6 million for acquisition fees related to the purchase of PFI in Australia, respectively. Cash flow for the three and six months ended June 30, 2009 includes $9.7 million and $23.0 million, respectively relating to payments of accreted interest on long-term debt and notes payable made during these periods as determined by and pursuant to FSP APB 14-1, as well as $0.9 million in both the three and six months ended June 30, 2009 for acquisition fees related to the purchase of Emo-Farm in Poland.

(c)	Includes results from discontinued operations.
5.3 GSK Collaboration — Retigabine

Three Months Ended
June 30, 2010
Valeant SG&A	$54
Valeant R&D	3,673

3,727
GSK incurred cost	9,009

$12,736

Equalization (difference between individual partner costs and 50% of total)	$(2,641)

	Three Months Ended June 30, 2010
		Alliance
	Balance sheet	revenue	SG&A	R&D
Accounting impact

Upfront payment from GSK	$125,000	$—	$—	$—
Release from upfront payment in prior quarters	(67,835)	—	—	—
Incurred cost in current quarter	—	—	54	3,673
Release from upfront payment in current quarter	(15,958)	(9,590)	(661)	(5,707)

Remaining upfront payment from GSK	$41,207	—	—	—

Equalization payable to GSK	$(2,641)	—	607	2,034

		$(9,590)	$—	$—